________________________
Notice of Performance-Based Restricted Stock Unit Grant

Participant:	_____________________

Corporation:	Quality Systems, Inc.

Notice:
You have been granted the following Performance-Based Restricted Stock Units (“Performance-Based RSUs”) in accordance with the terms of the Plan and the Performance-Based Restricted Stock Unit Award Agreement attached hereto (this “Agreement”).

Type of Award:	Performance-Based RSUs

Plan:	Quality Systems, Inc. Second Amended and Restated 2005 Stock Option and Incentive Plan

Grant:	Date of Grant: ___________________
Number of Performance-Based RSUs: ___________________

Vesting:
Subject to the terms of the Plan and this Agreement, the vesting and payment of the Performance-Based RSUs shall be subject to (i) the attainment of the Performance Measures set forth below, and (ii) the Participant’s continued employment or service until __________________ (the “Vesting Date”). Except as provided in Section 5 of this Agreement, employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a Termination of Employment (as defined in the Plan) or services as provided in Section 4 below or under the Plan.

Performance Period:	The performance period for the Performance-Based RSUs shall commence on the Date of Grant and end on the Vesting Date for the applicable fiscal year (the “Performance Period”).

Performance Measures

Participant will be entitled to receive grants of the Shares underlying the Performance-Based RSUs based on achievement of __________________________ as set forth below:

The Shares underlying the Performance-Based RSUs shall be issued in restricted form on the applicable Vesting Date, and such restrictions shall lapse on the 6 month anniversary of such date.

Forfeiture

Any Shares underlying the Performance-Based RSUs that have not become vested and payable following the end of the applicable Performance Period shall be immediately forfeited.

Payment

In no event, except for vesting in connection with a Change in Control (as defined in the Plan) pursuant to Section 5 of this Agreement, shall any Performance-Based RSUs be considered to have been earned unless and until Participant’s continued employment requirement is satisfied. Any Performance-Based RSUs which do not become payable as a result of the foregoing payment restriction shall be immediately forfeited on the date of the Participant’s Termination of Employment.

Rejection:	If you wish to accept this Performance-Based RSU Award, please ______________________________________________________________________.

____________________
Performance-Based Restricted Stock Unit Award Agreement
This Performance-Based Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Notice of Performance-Based Restricted Stock Unit Grant attached hereto (the “Grant Notice”), is made between Quality Systems, Inc. (the “Corporation”) and the Participant set forth in the Grant Notice. The Grant Notice is included in and made part of this Agreement.
1. Definitions.
Certain capitalized terms are defined in the Grant Notice, herein or in the attached Appendix A. Capitalized terms used but not defined in the Grant Notice, herein or in the attached Appendix A have the meaning assigned to such terms in the Plan.
2. Grant of the Performance-Based RSUs.
Subject to the provisions of this Agreement and the provisions of the Plan, the Corporation hereby grants to the Participant, pursuant to the Plan, a right to receive the number of shares of Common Stock (“Shares”) set forth in the Grant Notice (the “Performance-Based RSUs”).
3. Vesting and Payment.
The Performance-Based RSUs shall vest and become payable subject to (i) the continued employment requirements, and (ii) attainment of the Performance Measures, each as set forth in the Grant Notice.
4. Termination.
In the event that Participant’s Termination of Employment occurs voluntarily at Participant’s election or at the Corporation’s election for Cause, all unvested Performance-Based RSUs held by Grantee shall be forfeited and canceled.
5. Change in Control.
In the event of a Change in Control, Section 3.7 of the Plan shall control vesting and termination of the Performance-Based RSUs.
6. Payment of Shares.
Except as otherwise provided herein, the Shares underlying the Performance-Based RSUs which have become vested and payable based on satisfaction of the continued employment requirements set forth in the Grant Notice and attainment of the Performance Measures set forth in the Grant Notice shall be paid by the Corporation to the Participant as soon as reasonably practicable following the end of the applicable Performance Period set forth in the Grant Notice. Any Shares underlying the Performance-Based RSUs that have not become vested and payable following the end of the applicable Performance Period shall be forfeited as of the last day of the applicable Performance Period. The Participant shall have no rights to receive payment of any Shares, whether pursuant to this Section 6 or any other provision of this Agreement, with respect to Performance-Based RSUs that have been forfeited or cancelled, or for which Shares have previously been delivered. No fractional Shares shall be paid pursuant to this Section 6 or any other provision of this Agreement, and the Shares otherwise payable shall be rounded down to the nearest whole number of Shares.
7. No Ownership Rights Prior to Issuance of Shares.
Neither the Participant nor any other person shall become the beneficial owner of the Shares underlying the Performance-Based RSUs, nor have any rights to dividends or other rights as a stockholder with respect to any such Shares, until and after such Shares have been actually issued to the Participant and transferred on the books and records of the Corporation or its agent in accordance with the terms of the Plan and this Agreement.
8. Detrimental Activity.
(a) Notwithstanding any other provisions of this Agreement to the contrary, if at any time prior to the delivery of Shares with respect to the Performance-Based RSUs, the Participant engages in Detrimental Activity (as defined below), such Performance-Based RSUs shall be cancelled and rescinded without any payment or consideration therefor. The determination of whether the Participant has engaged in Detrimental Activity shall be made by the Designated Entity in its good faith discretion, and the payment of Shares with respect to the Performance-Based RSUs shall be suspended pending resolution to the Designated Entity’s satisfaction of any investigation of the matter.
(b) For purposes of this Agreement, “Detrimental Activity” means at any time (i) using information received during the Participant’s employment with the Corporation and/or its Subsidiaries, Affiliates and predecessors in interest relating to the business affairs of the Corporation or any such Subsidiaries, Affiliates or predecessors in interest, in breach of the Participant’s express or implied undertaking to keep such information confidential; (ii) directly or indirectly persuading or attempting to persuade, by any means, any employee of the Corporation or any of its Subsidiaries or Affiliates to breach any of the terms of his or her employment with Corporation, its Subsidiaries or its Affiliates; (iii) directly or indirectly making any statement that is, or could be, disparaging of the Corporation or any of its Subsidiaries or Affiliates, or any of their respective employees (except to the extent necessary to respond truthfully to any inquiry from applicable regulatory authorities or to provide information pursuant to legal process); (iv) directly or indirectly engaging in any illegal, unethical or otherwise wrongful activity that is, or could be, substantially injurious to the financial condition, reputation or goodwill of the Corporation or any of its Subsidiaries or Affiliates; or (v) directly or indirectly engaging in an act of misconduct such as, embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Corporation or any of its Subsidiaries or Affiliates, breach of fiduciary duty or disregard or violation of rules, policies or procedures of the Corporation or any of its Subsidiaries or Affiliates, an unauthorized disclosure of any trade secret or confidential information of the Corporation or any of its Subsidiaries or Affiliates, any conduct constituting unfair competition, or inducing any customer to breach a contract with the Corporation or any of its Subsidiaries or Affiliates, in each case as determined by the Designated Entity in its good faith discretion.
9. No Right to Continued Employment.
None of the Performance-Based RSUs nor any terms contained in this Agreement shall confer upon the Participant any express or implied right to be retained in the employ of the Corporation or any Subsidiary or Affiliate for any period, nor restrict in any way the right of the Corporation or any Subsidiary or any Affiliate, which right is hereby expressly reserved, to terminate the Participant’s employment at any time for any reason. For the avoidance of doubt, this Section 9 is not intended to amend or modify any other agreement, including any employment agreement, that may be in existence between the Participant and the Corporation or any Subsidiary or Affiliate.
10. The Plan.
In consideration for this grant, the Participant agrees to comply with the terms of the Plan and this Agreement. This Agreement is subject to all the terms, provisions and conditions of the Plan, which are incorporated herein by reference, and to such regulations as may from time to time be adopted by the Designated Entity. In the event of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly, provided that the provisions of Section 3, Section 4 and Section 5 of this Agreement shall control over any conflicting payment provisions of the Plan. The Plan and the prospectus describing the Plan can be found _____________________________. A paper copy of the Plan and the prospectus shall be provided to the Participant upon the Participant’s written request to the Corporation at 18111 Von Karman Ave., Suite 700, Irvine, CA 92612, Attention: Incentive Compensation Plan Administrator, or such other address as the Corporation may from time to time specify.

11. Compliance with Laws and Regulations.
(a) The Performance-Based RSUs and the obligation of the Corporation to sell and deliver Shares hereunder shall be subject in all respects to (i) all applicable Federal and state laws, rules and regulations and (ii) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Designated Entity shall, in its discretion, determine to be necessary or applicable. Moreover, the Corporation shall not deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement if doing so would be contrary to applicable law. If at any time the Corporation determines, in its discretion, that the listing, registration or qualification of Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, the Corporation shall not be required to deliver any certificates for Shares to the Participant or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Corporation.
(b) It is intended that the Shares received in respect of the Performance-Based RSUs shall have been registered under the Securities Act. If the Participant is an “affiliate” of the Corporation, as that term is defined in Rule 144 under the Securities Act (“Rule 144”), the Participant may not sell the Shares received except in compliance with Rule 144. Certificates representing Shares issued to an “affiliate” of the Corporation may bear a legend setting forth such restrictions on the disposition or transfer of the Shares as the Corporation deems appropriate to comply with Federal and state securities laws.
(c) If, at any time, the Shares are not registered under the Securities Act, and/or there is no current prospectus in effect under the Securities Act with respect to the Shares, the Participant shall execute, prior to the delivery of any Shares to the Participant by the Corporation pursuant to this Agreement, an agreement (in such form as the Corporation may specify) in which the Participant represents and warrants that the Participant is purchasing or acquiring the Shares acquired under this Agreement for the Participant’s own account, for investment only and not with a view to the resale or distribution thereof, and represents and agrees that any subsequent offer for sale or distribution of any kind of such Shares shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act, which registration statement has become effective and is current with regard to the Shares being offered or sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale of such Shares, obtain a prior favorable written opinion, in form and substance satisfactory to the Corporation, from counsel for or approved by the Corporation, as to the applicability of such exemption thereto.
12. Notices.
All notices by the Participant or the Participant’s assignees shall be addressed to Quality Systems, Inc., 18111 Von Karman Ave., Suite 700, Irvine, CA 92612, Attention: Incentive Compensation Plan Administrator, or such other address as the Corporation may from time to time specify. All notices to the Participant shall be addressed to the Participant at the Participant’s address in the Corporation’s records.
13. Severability.
In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
14. Other Plans.
The Participant acknowledges that any income derived from the Performance-Based RSUs shall not affect the Participant’s participation in, or benefits under, any other benefit plan or other contract or arrangement maintained by the Corporation or any Subsidiary or Affiliate. Performance-Based RSUs shall not be deemed to be “Covered Compensation” under any other benefit plan of the Corporation.
15. Adjustments.

The Performance-Based RSUs and the Shares underlying the Performance-Based RSUs shall be subject to adjustment and conversion pursuant to the terms of Section 1.6 of the Plan.
16. Tax Withholding.
Any payment or delivery of Shares pursuant to this Agreement shall be subject to the Corporation’s rights to withhold applicable Federal, state, local and non-United States taxes in accordance with Section 3.2 of the Plan.
17. Section 409A.
The provisions of this Agreement shall be construed and interpreted to comply with Section 409A of the Code so as to avoid the imposition of any penalties, taxes or interest thereunder.
18. Clawback.
The Performance-Based RSUs are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Performance-Based RSUs or any Shares or other cash or property received with respect to the Performance-Based RSUs (including any value received from a disposition of the Shares acquired upon payment of the Performance-Based RSUs).

Quality Systems, Inc.

By:
Name:
Title:

Date:
Acknowledged and agreed as of the Date of Grant:

By: Printed Name:

Date:

APPENDIX A
Certain Definitions
“Affiliate” means any entity other than the Corporation and any Subsidiary that is affiliated with the Corporation through stock or equity ownership or otherwise and is designated as an Affiliate for purposes of the Plan by the Designated Entity.
“Cause” has the same meaning as in the Participant’s employment agreement with the Corporation, a Subsidiary or an Affiliate (if any) as in effect at the time of the Participant’s Termination of Employment, or if the Participant is not a party to such an employment agreement (or is not a party to such an employment agreement that contains a definition of “cause”), “Cause” shall have the same meaning set forth in Section 1.2(d) of the Plan.
“Change in Control” has the same meaning set forth in Section 3.7 of the Plan.
“Disability” has the same meaning set forth in Section 1.2(h) of the Plan.
“Termination of Employment” has the same meaning set forth in Section 1.2(v) of the Plan.